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                                                                     EXHIBIT 4e

                       NONQUALIFIED STOCK OPTION AGREEMENT
                                      UNDER
                          ESCO ELECTRONICS CORPORATION
                             1999 STOCK OPTION PLAN

                   THIS AGREEMENT, made this     day of             , 19  , by
and between ESCO ELECTRONICS CORPORATION, a Missouri corporation (hereinafter
called the "Company"), and                    (hereinafter called "Optionee"),

                   WITNESSETH THAT:

                   WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the ESCO Electronics Corporation 1999 Stock Option Plan (the "Plan") pursuant to which options covering an aggregate of 610,000 shares of the Common Stock of the Company may be granted to officers and other key management employees of the Company and its subsidiaries; and

                   WHEREAS, Optionee is now an officer or other key management employee of the Company or a subsidiary of the Company; and

                  WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan;

                  NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                  1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference.

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The Committee referred to in Paragraph 4 of the Plan ("Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

                   2. Grant and Terms of Option. Pursuant to action of the Committee, which action was taken on February 9, 1999 ("Date of Grant"), the Company grants to Optionee the option to purchase all or any part of
(        ) shares of the Common Stock of the Company, of the par value of $0.01 per share ("Common Stock"), for a period of ten (10) years from the Date of
Grant, at the purchase price of $       per share; provided, however, that the
right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased prior to October 1, 2000; that at any time during the term of this option on or after October 1, 2000, Optionee may purchase up to 33-1/3% of the total number of shares to which this option relates; that at any time during the term of this option on or after October 1, 2001, Optionee may purchase up to an additional 33-1/3% of the total number of shares to which this option relates; and that at any time on or after October 1, 2002, Optionee may purchase up to an additional 33-1/3% of the total number of shares to which this option relates; so that on October 1, 2002 during the term hereof, Optionee will have become entitled to purchase the entire number of shares to which this option relates. In no event may this option or any part thereof be exercised after the expiration of ten (10) years from the Date of Grant. The purchase price of the shares subject to the option


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may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii), all in accordance with Paragraph 8 of the Plan.

                   3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

                   4. Investment Purpose. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating

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that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

     5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by him.

     6. Termination of Employment. In the event of the termination of employment of Optionee other than by death, the option granted may be exercised at the times and to the extent provided in paragraph 9 of the Plan.

     7. Death of Optionee. In the event of the death of Optionee during the term of this Agreement and while he is
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employed by the Company (or a subsidiary), or within three (3) months after the termination of his employment (or one (l) year in the case of the termination of employment of an Optionee who is disabled as provided in the Plan), this option may be exercised, to the extent that he was entitled to exercise it at the date of his death, by a legatee or legatees of Optionee under his last will, or by his personal representatives or distributees, at any time within a period of one
(1) year after his death, but not after ten (10) years from the date hereof, and only if and to the extent that he was entitled to exercise the option at the date of his death.

                   8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof. Notwithstanding the foregoing, so long as the Deposit and Trust Agreement referred to in Paragraph 2 of the Plan remains in effect, Optionee will be issued Common Stock Trust Receipts upon exercise of this option in lieu of shares of Common Stock in accordance with the terms of said Agreement.

                   9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors


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itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

                   10. Option Not an Incentive Stock Option. This option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                   IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Vice President and to be attested by its Secretary under the seal of the Company, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

                                             ESCO ELECTRONICS CORPORATION


                                             By
                                                --------------------------------
                                                   Vice President

ATTEST:

---------------------------------
   Secretary
                                                --------------------------------
                                                            Optionee